EXHIBIT 99.1
PRESS RELEASE
CROSSTEX ENERGY, L.P. RECEIVES NASDAQ DEFICIENCY NOTICE
RELATED TO AUDIT COMMITTEE COMPOSITION
DALLAS—(BUSINESS WIRE)—Aug. 29, 2008—Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) announced today that the Partnership received a NASDAQ Staff Deficiency Letter on August 27, 2008 indicating that the Partnership no longer complies with the audit committee composition requirements as set forth in Marketplace Rule 4350(d), which requires the general partner of the general partner of the Partnership to have an audit committee of at least three independent members. As of August 13, 2008, the audit committee of Crosstex Energy GP, LLC, the general partner of Crosstex Energy GP, L.P., the general partner of the Partnership, consisted of only two independent members. In accordance with Marketplace Rule 4350(d)(4), NASDAQ has provided the Partnership a cure period to regain compliance until the earlier of the Partnership’s next annual unitholders’ meeting or August 13, 2009, or, if the next annual unitholders’ meeting is held before February 9, 2009, then the Partnership must evidence compliance no later than February 9, 2009.
About Crosstex Energy, L.P.
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, 12 processing plants, four fractionators, and approximately 190 natural gas amine-treating plants and dew point control plants. Crosstex currently provides services for over 3.5 Bcf/day of natural gas, or approximately seven percent of marketed U.S. daily production.
Additional information about the Partnership can be found at www.crosstexenergy.com.

CONTACT:	Crosstex Energy, L.P.
Investor Contact:
Crystal C. Bell, 214-721-9407
Investor Relations Specialist
Chris.Bell@CrosstexEnergy.com
or
Media Contact:
Jill McMillan, 214-721-9271
Manager, Public & Industry Affairs
Jill.McMillan@CrosstexEnergy.com